UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

CEMPRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

6320 Quadrangle Drive, Suite 360, Chapel Hill, NC		27517
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (919) 313-6601

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2016 annual meeting of stockholders for Cempra, Inc. was held on May 18, 2016.

At the meeting, our stockholders elected two Class II members to our board of directors, each for a three-year term expiring at the annual meeting of stockholders in 2019, as follows:

Members	Number of Shares Voted For	Number of Shares Withheld (Includes Abstentions)	Broker Non- Votes
Dov A. Goldstein, M.D.	29,963,419	173,424	8,378,237
John H. Johnson	29,418,741	718,012	8,378,237

At the meeting, our stockholders next approved on a non-binding advisory basis, the compensation of named officers for fiscal year 2015. The vote for such approval was 29,818,637 shares for, 187,321 shares against, 130,885 shares abstaining, and 8,378,237 shares of broker non-votes.

Also at the meeting, our stockholders approved on a non-binding advisory basis, the frequency with which future advisory votes on executive compensation should be held either one, two or three years. The vote for one year was 18,314,835 shares for, 122,923 shares for two years, 11,636,514 shares for three years, 62,571 shares abstaining and 8,378,237 shares of broker non-votes. A majority of votes cast were for a non-binding approval of executive compensation every year.

Also at the meeting, our stockholders ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. The vote for such ratification was 38,367,081 shares for, 106,278 shares against, 41,721 shares abstaining and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMPRA, INC.

Date: May 19, 2016	/s/ Mark W. Hahn
Mark W. Hahn, Chief Financial Officer